UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 18, 2023

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 801 Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Exchange on Which Registered	Ticker Symbol
Common Stock, par value $0.001 per share	NASDAQ Capital Market	CPRX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 19, 2023, Catalyst Pharmaceuticals, Inc. (the “Company”) completed its acquisition from Santhera Pharmaceuticals Holdings AG (“Santhera”) of an exclusive license for North America for vamorolone, a potential treatment for patients suffering with Duchenne Muscular Dystrophy (“DMD”). The license is for exclusive commercial rights in the U.S., Canada, and Mexico, as well as the right of first negotiation in Europe and Japan should Santhera pursue partnership opportunities. Additionally, the Company will hold North American rights for any future approved indications of vamorolone.

As previously disclosed, the Company will make an all-cash purchase payment of $75 million to acquire the license pursuant to a License Agreement, dated June 19, 2023, by and between Santhera, its wholly owned subsidiary, Santhera Pharmaceuticals (Schweiz) AG, and the Company (the “License Agreement”). Simultaneously, pursuant to an Investment Agreement, dated as of June 19, 2023, between Santhera and the Company (the “Investment Agreement”), as amended by that certain Amendment to Investment Agreement dated July 18, 2023, the Company has made a strategic equity investment into Santhera by acquiring 1,414,688 of Santhera’s post reverse-split ordinary shares (representing approximately 11.26% of Santhera’s outstanding ordinary shares following the transaction) at an investment price of CHF 9.477 (corresponding to a mutually agreed volume-weighted average price prior to signing), with the approximately $15 million USD in equity investment proceeds to be used by Santhera for Phase IV studies in DMD and further development of additional indications for vamorolone. Catalyst will also be obligated under certain circumstances to make milestone payments and to pay royalties to Santhera.

The foregoing descriptions of the License Agreement and the Investment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which were attached as Exhibit 10.1, and Exhibit 10.2, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 23, 2023. The amendment to the Investment Agreement is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including any statements containing the words “believes,” expects,” “anticipates,” “plans,” “estimates,” and similar expressions, are forward-looking statements. These forward-looking statements are based on the Company’s current intentions, beliefs and expectations regarding future events. The Company cannot guarantee that any forward-looking statement will be accurate. The reader should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from expectations. The reader is, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this Form 8-K, and, except as required by law, the Company does not undertake to update any forward-looking statement to reflect new information, events or circumstances.

Item 8.01	Other Events

On July 19, 2023, the Company issued a press release announcing the closing of the transactions contemplated by the License Agreement and the Investment Agreement. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	License and Collaboration Agreement, executed and delivered as of June 19, 2023, by and between Santhera, its wholly owned subsidiary Santhera Pharmaceuticals (Schweiz) AG, and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2023).

10.2	Investment Agreement, dated as of June 19, 2023, by and between Santhera and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2023).

10.3	Amendment to the Investment Agreement, dated as of July 18, 2023, between Santhera and the Company

99.1	Press release issued by the Company on July 19, 2023

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

Dated: July 21, 2023

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